Exhibit 99.1

Eight Directions Technology Limited Announces Entering into an Agreement and Plan of Merger with
Quartzsea Acquisition Corporation

HONG KONG AND LOS angeles – May 13, 2026 – Eight Directions Technology Limited, a Cayman Islands exempted company (“Eight Directions” or the “Company”), announced today that it has entered into an Agreement and Plan of Merger (the “Agreement”) with Quartzsea Acquisition Corporation (Nasdaq: QSEA, QSEAR, QSEAU) (“Quartzsea”), a Cayman Islands exempted company and special purpose acquisition company, Eight Directions Global Limited, a Cayman Islands exempted company and wholly owned subsidiary of Quartzsea (the “Purchaser”), and CUPS Sub Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Purchaser (the “Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of the Purchaser, and Quartzsea will merge with and into the Purchaser, with the Purchaser surviving as the publicly traded company (the “Proposed Transaction”).

Eight Directions, through its subsidiary in Los Angeles, is a solution provider of premium customized disposable products, specializing in PET cups, lids, and related packaging solutions for a wide range of end markets. The Company combines vertically integrated upstream material source with advanced automated production systems to deliver consistent quality, cost efficiency, and scalable output.

Ms. Qi Gong, Chairwoman/CEO of Quartzsea, said, “The merger reflects our commitment to partnering with a company that combines operational execution, scalable manufacturing sourcing capabilities, and strong customer relationships. We believe Eight Directions is well positioned to capitalize on attractive market opportunities, and that this proposed transaction will provide the resources, public market access, and strategic flexibility needed to support its next phase of growth.”

Transaction Overview

Pursuant to the Agreement, Quartzsea will merge with and into Purchaser, its wholly owned subsidiary, with Purchaser surviving the merger and becoming the publicly listed company, and Merger Sub, a wholly owned subsidiary of Purchaser, will merge with and into Eight Directions, with Eight Directions surviving as a wholly owned subsidiary of Purchaser, in each case subject to the terms and conditions of the Agreement.

The Proposed Transaction implies a pre-money equity value of approximately $515 million for the Company. Additional information regarding transaction proceeds, sources and uses of funds, and pro forma ownership will be included in the registration statement and other transaction-related materials to be filed in connection with the Proposed Transaction. The parties may also cooperate in connection with any additional financing arrangements sought in connection with the Proposed Transaction.

The Proposed Transaction, which has been approved by the boards of directors of both Quartzsea and Eight Directions, is subject to regulatory approvals, the approvals by the shareholders of Quartzsea and Eight Directions, respectively, and the satisfaction of certain other customary closing conditions, including, among others, a registration statement, of which the proxy statement/prospectus forms a part, being declared effective by the U.S. Securities and Exchange Commission, and the approval by Nasdaq of the listing application of the combined company.

The description of the Proposed Transaction contained herein is only a summary and is qualified in its entirety by reference to the Agreement relating to the Proposed Transaction. A more detailed description of the Proposed Transaction and a copy of the Agreement will be included in a Current Report on Form 8-K to be filed by Quartzsea with the SEC and will be available on the SEC’s website at www.sec.gov.

Advisors

Celine & Partners, PLLC and Ogier serve as the legal advisors to Quartzsea. Pryor Cashman LLP serves as the U.S. securities counsel to the Company. Chain Stone Capital Limited (CTM) serves as the financial advisor to the Company.

About Eight Directions Technology Limited

The Company, through its subsidiary in Los Angeles, is a solution provider of premium customized disposable products, specializing in PET cups, lids, and related packaging solutions for a wide range of end markets. The Company combines vertically integrated upstream material source with advanced automated production systems to deliver consistent quality, cost efficiency, and scalable output.

With deep capabilities across material engineering, structural design, and high-precision manufacturing, the Company provides comprehensive customization solutions tailored to brand owners, distributors, and foodservice operators. Its product portfolio supports both standard and highly customized applications, meeting evolving market demands for performance, presentation, and sustainability.

Backed by a team of seasoned industry professionals, the Company has established a strong reputation for innovation, reliability, and customer-centric execution, positioning the Company as a trusted partner in the global disposable packaging sector.

About Quartzsea Acquisition Corporation

Quartzsea is a special purpose acquisition company incorporated as a Cayman Islands exempted company and listed on the Nasdaq Stock Market under the symbols QSEA, QSEAR, and QSEAU. Quartzsea was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Quartzsea’s strategy is to identify and partner with a business that can benefit from access to the public markets and additional growth opportunities.

Important Additional Information Regarding the Proposed Transaction Will Be Filed With the SEC

This press release relates to the proposed business combination between Quartzsea and Eight Directions. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Purchaser and Eight Directions intend to file a Registration Statement on Form F-4 with the SEC, which will include a document that serves as a prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Quartzsea shareholders. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Quartzsea and Eight Directions will also file other documents regarding the proposed business combination with the SEC. This press release does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF QUARTZSEA ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Quartzsea and Eight Directions through the website maintained by the SEC at www.sec.gov.

The documents filed by Quartzsea and Eight Directions with the SEC also may be obtained free of charge upon written request to Quartzsea Acquisition Corporation, 1185 Avenue of the Americas, Suite 304, New York, NY 10036.

Participants in the Solicitations

Quartzsea, Eight Directions and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from Quartzsea’s shareholders in connection with the proposed business combination. A list of the names of the directors, executive officers, other members of management and employees of Quartzsea and Eight Directions, as well as information regarding their interests in the business combination, will be contained in the Registration Statement on Form F-4 to be filed with the SEC by Purchaser and Eight Directions. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC. You may obtain free copies of these documents from the sources indicated above.

Caution About Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 that are based on beliefs and assumptions and on information currently available to Quartzsea and Eight Directions. These forward-looking statements are based on Quartzsea’s and Eight Directions’ expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including projections of market opportunity and market share, the capability of Eight Directions’ business plans, including its plans to expand, the anticipated enterprise value of the combined company following the consummation of the proposed business combination, anticipated benefits of the proposed business combination and expectations related to the terms and timing of the proposed business combination, are also forward-looking statements.

Although each of Quartzsea and Eight Directions believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Quartzsea and Eight Directions cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. These factors are difficult to predict accurately and may be beyond Quartzsea’s and Eight Directions’ control. In addition, there will be risks and uncertainties described in the proxy statement/prospectus on Form F-4 relating to the proposed business combination, which is expected to be filed by Purchaser and Eight Directions with the SEC, and other documents filed by Quartzsea, Purchaser or Eight Directions from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those expressed or implied in the forward-looking statements.

There may be additional risks that neither Quartzsea nor Eight Directions presently know, or that Quartzsea and Eight Directions currently believe are immaterial, and that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Quartzsea or Eight Directions, their respective directors, officers or employees or any other person that Quartzsea or Eight Directions will achieve their objectives and plans in any specified time frame, or at all. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Quartzsea or Eight Directions to predict these events or how they may affect Quartzsea or Eight Directions. Except as required by law, neither Quartzsea nor Eight Directions has any duty to, and does not intend to update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur.

Uncertainties and risk factors that could affect Quartzsea’s and Eight Directions’ future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against Quartzsea or Eight Directions, the combined company or others following the announcement of the business combination; the inability to complete the business combination due to the failure to obtain approval of the shareholders of Quartzsea or to satisfy other conditions to closing; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations; the ability to meet Nasdaq listing standards following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of Quartzsea or Eight Directions as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; Quartzsea’s estimates of expenditures and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; changes in laws and regulations that impact Eight Directions; ability to enforce, protect and maintain intellectual property rights; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Quartzsea’s final prospectus relating to its initial public offering and in subsequent filings with the SEC, including the Registration Statement on Form F-4 relating to the business combination expected to be filed by Purchaser and Eight Directions.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

For further queries, please contact:

Qi Gong
Chairwoman, Chief Executive Officer and Chief Financial Officer
Quartzsea Acquisition Corporation
Email: qgong@quartzsea.com

Chengji Zhang

Director

Eight Directions Technology Limited

Email: chengjizhang8@gmail.com

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